SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 2, 2008

SKINS INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-51119	20-4711789
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1115 Broadway, 12th Floor New York, NY 10010
(Address of principal executive offices)

Registrant's telephone number, including area code:	(212) 561-5111

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2008, the board of directors of Skins Inc. (the “Company”) acted to reprice a total of 2,794,625 options that it had previously granted to certain employees, directors and consultants of the Company. The options, all of which had been previously issued pursuant to the Amended And Restated 2005 Incentive Plan (the “Plan”), were repriced to be $0.40 per share, which is greater than the $0.33 closing trading price of the Company’s common stock on the date of approval by the Board of Directors. The Board of Directors resolved that an exercise of $0.40 per share would provide an incentive to the recipients of the repriced options to continue to work in the best interests of the Company. The other terms of the options, including the vesting schedules, remained unchanged as a result of the repricing.

The repriced options had originally been issued with $.80 to $1.37 per share option exercise prices, which prices reflected the then current market prices of the Company’s stock on the dates of original grant. As a result of the recent sharp reduction in the Company’s stock price, the Board of Directors believed that such options no longer would properly incentivize the Company’s employees, officers and consultants who held such options to work in the best interests of the Company and its stockholders. Moreover, the Board of Directors believed that if these options were repriced, that such options would provide better incentives to such employees, officers and directors.

The persons receiving the repriced options include executive officers, directors, and advisory directors of the Company that had received stock options granted between March 2006 to November 2007, including:

•
Deborah Gargiulo, Chief Financial Officer and Corporate Secretary, holds options to purchase 200,000 shares of the Company’s common stock at an exercise price of $1.29 per share. All of these options will be repriced to $0.40 per share.

•
Antonio Pavan, former Chief Operating Officer, holds options that includes options to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.25 per share. All of these options will be repriced to $0.40 per share.

•	Steve Reimer, a director, holds options to purchase 421,875 shares of the Company’s common stock at an exercise prices of $0.80 per share. All of these options will be repriced to $0.40 per share.

•
Frank Zambrelli, a director, holds options to purchase 200,000 shares of the Company’s common stock at exercise prices ranging from $1.15 to $1.37 per share. All of these options will be repriced to $0.40 per share.

•
Each of Mark Itzkowitz and Bill Priakos, advisory board members, holds options to purchase 421,875 shares of the Company’s common stock at an exercise price of $0.80 per share. All of these options will be repriced to $0.40 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 8, 2008	SKINS INC.

/s/ Mark Klein
Name Mark Klein
Title: Chief Executive Officer